Exhibit 99.2

Execution Copy

SUBSERVICING AGREEMENT

J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5
Commercial Mortgage Pass-Through Certificates
Series 2011-C5

Dated as of September 1, 2011

By and Between

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

Master Servicer

and

KEYCORP REAL ESTATE CAPITAL MARKETS, INC.

Subservicer

THIS IS AN INTERIM DRAFT OF THE SUBSERVICING AGREEMENT (THE “DRAFT SUBSERVICING AGREEMENT”) WITH RESPECT TO THE SERVICING OF CERTAIN MORTGAGE LOANS RELATED TO THE COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2011-C5 (THE “TRANSACTION”). THIS DRAFT HAS NOT BEEN FINALIZED AND THE TERMS AND PROVISIONS SET FORTH HEREIN WILL CHANGE PRIOR TO TIME OF SALE. THE DRAFT SUBSERVICING AGREEMENT IS NOT SUBJECT TO NEGOTIATION BY PROSPECTIVE INVESTORS AND DELIVERY OF THIS INTERIM DRAFT SHOULD NOT IMPLY A REQUEST FOR ANY COMMENTS ON THE PART OF ANY PROSPECTIVE INVESTORS. THE DRAFT SUBSERVICING AGREEMENT SHOULD NOT BE READ ALONE, BUT SHOULD ONLY BE READ IN CONJUNCTION WITH THE FREE WRITING PROSPECTUS DATED SEPTEMBER 9, 2011 ISSUED IN CONNECTION WITH THE TRANSACTION (THE “FREE WRITING PROSPECTUS”) AND THE POOLING AND SERVICING AGREEMENT DATED AS OF SEPTEMBER 1, 2011, REFERRED TO IN THE FREE WRITING PROSPECTUS.  THE FREE WRITING PROSPECTUS CONTAINS A DESCRIPTION OF THE TERMS OF THE DRAFT SUBSERVICING AGREEMENT. AS THE PARTIES TO THE DRAFT SUBSERVICING AGREEMENT ARE CONTINUING TO NEGOTIATE THE ULTIMATE TERMS OF THE DOCUMENT, THE TERMS OF THE DRAFT SUBSERVICING AGREEMENT MAY CHANGE, AND MAY CHANGE MATERIALLY, PRIOR TO THE TIME OF SALE. FOR DISCLOSURE REGARDING THE CHARACTERISTICS, RISKS AND OTHER INFORMATION REGARDING THE CERTIFICATES, THE MORTGAGE LOANS AND MORTGAGED PROPERTIES RELATING TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH ANY POTENTIAL INVESTMENT IN THE CERTIFICATES, YOU SHOULD READ AND RELY SOLELY ON THE INFORMATION DELIVERED PRIOR TO THE TIME OF SALE IN CONNECTION WITH THE TRANSACTION.

TABLE OF CONTENTS

ARTICLE I.

DEFINITIONS

Section 1.01.	Defined Terms.	1

ARTICLE II.

RETENTION AND AUTHORITY OF SUBSERVICER

Section 2.01.	Servicing Standard; Commencement of Servicing Responsibilities.	3

Section 2.02.	Subservicing.	3

Section 2.03.	Authority of Subservicer.	4

ARTICLE III.

SERVICES TO BE PERFORMED

Section 3.01.	Services as Subservicer.	6

Section 3.02.	Portfolio Manager.	9

Section 3.03.	Maintenance of Errors and Omissions and Fidelity Coverage.	9

Section 3.04.	Delivery and Possession of Servicing Files.	9

ARTICLE IV.

REMIC PROVISIONS		9

Section 4.01.	Preservation of the REMICs.	9

ARTICLE V.

SUBSERVICER'S COMPENSATION AND EXPENSES

Section 5.01.	Subservicing Compensation.	10

ARTICLE VI.

THE MASTER SERVICER AND THE SUBSERVICER

Section 6.01.	Subservicer Not to Assign; Merger or Consolidation of the Subservicer.	11

i

ii

LIST OF EXHIBITS

Exhibit "A"	Day One Report

Exhibit "B"	Inspection Reports

Exhibit "C"	Quarterly Reports

Exhibit "D"	Remittance Reports

Exhibit "E"	Form of Annual Compliance Statement

Exhibit "F"	Form of Report on Assessment of Compliance with Servicing Criteria

Exhibit "G"	Performance Certification

iii

THIS SUBSERVICING AGREEMENT dated as of September 1, 2011 is between Midland Loan Services, a Division of PNC Bank, National Association (together with its successors and assigns permitted under the PSA, the "Master Servicer" or "Midland"), and KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation (together with its successors and permitted assigns hereunder, the "Subservicer").

PRELIMINARY STATEMENT

Pursuant to the Pooling and Servicing Agreement (the "PSA") dated as of September 1, 2011, among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland, as Master Servicer, Torchlight Loan Services, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Paying Agent, and Pentalpha Surveillance LLC, as Senior Trust Advisor, with respect to the J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5 (a copy of which has been delivered to the Subservicer), the Master Servicer shall be servicing the Mortgage Loan on behalf of the Trust Fund.

The Master Servicer and the Subservicer desire to enter into an agreement whereby the Subservicer assumes and agrees to perform certain of the Master Servicer's servicing responsibilities with respect to the Mortgage Loan as more specifically set forth herein.

AGREEMENTS

NOW, THEREFORE, in consideration of the recitals in the above Preliminary Statement which are made a contractual part hereof, and of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01.                      Defined Terms.

For purposes of this Agreement, all capitalized terms not otherwise defined herein shall have the meanings set forth in the PSA, and the following capitalized terms shall have the respective meanings set forth below.

"Accepted Subservicing Practices":  As defined in Section 2.01.

"Accounts":  The Certificate Account and the Servicing Account maintained by the Subservicer hereunder in the name of the Subservicer in trust for the Master Servicer on behalf of the Trustee in trust for the Holders.

"Additional Servicing Compensation":  As defined in Section 5.01.

"Agreement":  This Subservicing Agreement, as the same may be amended or modified by the parties from time to time.

"CREFC Reporting Format":  The CREFC Investor Reporting Package reporting and data format; provided, however, that if such format is no longer applicable or in existence, then such other commercial mortgage servicing industry standard reporting and data format reasonably approved by the Master Servicer.

"Day One Report":  With respect to the Mortgage Loan, the report setting forth the Monthly Payment for the current month and the amount of any unscheduled payments, Balloon Payments, Principal Prepayments, and prepayment premiums for which the Subservicer has received notice, substantially in the form attached hereto as Exhibit "A".

"Event of Default":  Any event of default as set forth in Section 7.01.

"Indemnified Party":  As defined in Section 8.01(b).

"Inspection Reports":  The inspection reports substantially in the form attached hereto as Exhibit "B".

"Mortgage Loan":  The mortgage loan identified on the Mortgage Loan Schedule.

"Mortgage Loan Schedule":  The schedule of a certain mortgage loan that is annexed to the Subservicer's signature page included herewith, which schedule sets forth certain information with respect to such mortgage loan, including, without limitation, the related Subservicing Fee Rate.

"PSA":  As defined in the above Preliminary Statement to this Agreement.

"Quarterly Reports":  The quarterly reports and certifications substantially in the form attached hereto as Exhibit "C".

"Remittance Reports": The remittance reports substantially in the form attached hereto as Exhibit "D".

"Responsible Officer":  Any officer or employee of the Subservicer or the Master Servicer, as the case may be, involved in or responsible for the administration, supervision or management of this Agreement and whose name and specimen signature appear on a list prepared by each party and delivered to the other party, as such list may be amended from time to time by either party.

"Master Servicer":  As defined in the first paragraph of this Agreement.

"Subservicer":  As defined in the first paragraph of this Agreement.

"Subservicer Remittance Date":  With respect to any Distribution Date, one Business Day after the Determination Date.

"Subservicing Fee":  With respect to the Mortgage Loan and for any Distribution Date, that portion of the Servicing Fee payable by the Master Servicer to the Subservicer, which shall be an amount per calendar month equal to the product of the Subservicing Fee Rate and the Stated Principal Balance of such Mortgage Loan, as determined on the same basis as for the calculation of the Servicing Fee under the PSA.

"Subservicing Fee Rate":  The per annum rate for the Mortgage Loan as set forth in the related Mortgage Loan Schedule.

"Subservicing File":  With respect to the Mortgage Loan, all documents, information and records relating to such Mortgage Loan that are necessary or appropriate to enable the Subservicer to perform its obligations hereunder and any additional documents or information related thereto maintained or created in any form by the Subservicer (which shall not include any attorney-client privileged communications between the Subservicer and its counsel), including, without limitation, all analysis, working papers, inspections reports, written communications with any Mortgagor, and all other information collected from or concerning any Mortgagor or the related Mortgaged Property in the Subservicer’s possession.

ARTICLE II.

RETENTION AND AUTHORITY OF SUBSERVICER

Section 2.01.                      Servicing Standard; Commencement of Servicing Responsibilities.

The Master Servicer hereby engages the Subservicer to perform, and the Subservicer hereby agrees to perform, servicing with respect to the Mortgage Loan throughout the term of this Agreement, upon and subject to the terms, covenants and provisions hereof.  The Subservicer shall perform its services hereunder in accordance with (i) applicable laws, (ii) the terms and provisions of the Mortgage Loan, (iii) the express terms hereof and of the PSA, (iv)  subject to Section 2.03(b), the reasonable directions and instructions of the Master Servicer (including, without limitation, the forms and report formats mutually and reasonably agreed upon  by the Master Servicer and Subservicer) and (v) all requirements pertaining to the performance of such services under the PSA, including, without limitation, the Servicing Standard.  The above-described servicing standards are herein referred to as "Accepted Subservicing Practices".

Section 2.02.                      Subservicing.

To the extent necessary for the Subservicer to comply with applicable laws, or if otherwise consented to by the Master Servicer (which consent shall not be unreasonably withheld or delayed), the Subservicer may enter into any subservicing agreement with another subservicer that would permit such subservicer to perform any or all of the Subservicer's servicing responsibilities under this Agreement and such subservicer meets the requirements of the PSA; provided, however, that the consent of the Master Servicer shall not be required to engage a third party contractor to perform ministerial tasks, including property inspections.  Notwithstanding any subservicing agreement or third party subcontract, the Subservicer shall remain obligated and primarily liable to the Master Servicer for the servicing and administering of the Mortgage Loan in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreement or contract to the same extent and under the same terms and conditions as if the Subservicer were servicing the Mortgage Loan alone.

Section 2.03.                      Authority of Subservicer.

(a)           Except as otherwise provided herein and subject to the terms of this Agreement and the Master Servicer's limitations of authority as Master Servicer under the PSA, in performing its obligations hereunder, the Subservicer shall have full power and authority to take any and all actions in connection with such obligations that it deems necessary or appropriate; provided, however, that the Subservicer shall not take any of the following actions with respect to the Mortgage Loan without obtaining the prior written consent of the Master Servicer (which consent (i) may be in the form of an asset business plan approved in writing by the Master Servicer; (ii) shall not be unreasonably withheld; (iii) shall be subject to the prior approval of, the Special Servicer, the Directing Certificateholder, or a Companion Holder or obtaining a Rating Agency Confirmation (which approvals or confirmation may be in such party's sole discretion), if so required under the PSA, which approvals shall be requested by the Master Servicer; and (iv) shall be consented to or denied by the Master Servicer within ten (10) Business Days following the receipt by the Master Servicer of the information described in clause (i) along with relevant supporting information (but, in the case of a consent, such consent may be conditioned on any approvals described in clause (iii) of this paragraph)):

(i)                  the modification, waiver or amendment, whether or not material, of or with respect to the Mortgage Loan, including, without limitation, any forgiveness of principal, any change in the amount or timing of any payment of principal or interest, maturity, extension rights or prepayment provisions or the substitution, release or addition of any collateral for the Mortgage Loan or relate to any waiver of or granting of consent under a “due-on-sale” or “due-on-encumbrance” clause;

(ii)                 the granting or withholding of consent to any transfer of ownership of a Mortgaged Property or any transfer of any interest of an owner of a Mortgaged Property and entering into any assumption agreement in connection therewith;

(iii)                the granting or withholding of consent to any request for approval to place subordinate financing on a Mortgaged Property;

(iv)                the determination of whether or not to release  proceeds of condemnation or casualty insurance to the Mortgagor under the Mortgage Loan;

(v)                 the waiver of any Penalty Charge (except to the extent Subservicer is entitled to retain such Penalty Charge as Additional Servicing Compensation hereunder) or prepayment premium under the Mortgage Loan;

(vi)                any action to initiate, prosecute and manage foreclosure proceedings and other legal proceedings related thereto in connection with the Mortgage Loan;

(vii)               the permitting of, or modification of the Mortgage Loan to permit, a Principal Prepayment of the Mortgage Loan on a date other than its Due Date.  In the event of a breach of this Section 2.03(a)(vii) by the Subservicer, on or before 1:00 p.m. Eastern Time on the Subservicer Remittance Date following such breach, the Subservicer shall remit to the Master Servicer, pursuant to wiring instructions from the Master Servicer, the Compensating Interest Payment required under PSA Section 3.19(a) in connection with such Principal Prepayment (unless such breach is based solely on the fact that the Mortgage Loan documents permit such a voluntary Principal Prepayment and do not permit the Subservicer to prevent such a voluntary Principal Prepayment).  If such Compensating Interest Payment is not remitted to the Master Servicer by 1:00 p.m. on the Subservicer Remittance Date, then the Subservicer shall also remit to the Master Servicer interest on such Compensating Interest Payment at the Reimbursement Rate from and including such Subservicer Remittance Date but excluding the date that such Compensating Interest Payment is received by the Master Servicer;

(viii)             any action requiring the consent of the Master Servicer or requiring the Master Servicer to obtain the consent of the Directing Certificateholder, the Trustee or the Special Servicer under the PSA;

(ix)                the granting or withholding consent to any request for defeasance of the Mortgage Loan;

(x)                 the granting of any consent, approval or direction regarding the termination of (a) the related property manager or the designation of any replacement property manager or (b) with respect to a hospitality property, the franchise or the designation of a new franchise; or

(xi)                the authorization of any Servicing Transfer Event under PSA Section 3.21.

(b)           Regardless of whether the consent or approval of the Master Servicer is required pursuant to this Agreement, the Subservicer shall take any reasonable action that is directed by the Master Servicer which relates to the Subservicer's obligations under this Agreement; provided, however, that the Subservicer shall not be obligated to take any such action to the extent that the Subservicer determines in its reasonable discretion that such action (i) may cause a violation of applicable laws, regulations, codes, ordinances, court orders or restrictive covenants with respect to any Mortgage Loan or any Mortgaged Property; (ii) may cause a violation of any term or provision of a Mortgage Loan; (iii) materially expands the scope of the Subservicer's responsibilities under this Agreement; or (iv) is inconsistent with the requirements of the PSA, including the Servicing Standard.

ARTICLE III.

SERVICES TO BE PERFORMED

Section 3.01.                      Services as Subservicer.

With respect to the Mortgage Loan subject to this Agreement, the Subservicer shall, in accordance with Accepted Subservicing Practices and subject to the supervision of the Subservicer by the Master Servicer, perform the following servicing activities on behalf of the Master Servicer:

(i)           the Subservicer shall perform the duties and obligations of the Master Servicer as the Master Servicer under PSA Sections 2.01(d) (servicing file), 2.02(g) (Section 15Ga-1 reporting), 3.01 (general servicing), 3.02 (collections), 3.03 (taxes and insurance; escrows), 3.04 (certificate account), 3.06 (investment of funds), 3.07 (insurance), 3.08 (due-on sale/encumbrance enforcement and defeasance), 3.10 (release of files), 3.12(a), (c), (e), (f), (g) and (h) (reporting, rent rolls, operating statements and inspections), 3.15 (access), 3.19 (additional obligations), 3.20 (modifications), 3.21(a), (c), and (e)  (servicing transfers), 4.02 (statements), 10.01 (REMIC administration), and 10.03 (REMIC cooperation); provided, however, that:

(a)           the Subservicer shall have no obligation to make Advances, provided that the Subservicer shall promptly notify the Master Servicer in the event any Advance is required to be made or an expense of the Trust Fund is required to be incurred;

(b)           Section 5.01 hereof shall control with respect to which fees or charges the Subservicer may retain under PSA Sections 3.05 and 3.11;

(c)           PSA Section 3.06 shall only be applicable with respect to the Accounts;

(d)           any reports, certifications, information, and other documentation which are required to be provided by the Master Servicer to the Trustee, the Depositor, the Directing Certificateholder, a Companion Holder, Mortgage Loan Sellers, the Rating Agencies or the Special Servicer shall be provided by the Subservicer to the Master Servicer or as directed by the Master Servicer;

(e)           the Subservicer shall not be responsible for any mortgage loan pool-wide reporting, including, without limitation, the preparation or delivery to any Person of any of the files or reports in the CREFC reporting format (except as otherwise required to be prepared by the Subservicer and delivered to the Master Servicer under this Agreement), or preparing, signing and filing with the appropriate Person any reports, statements and information under the PSA;

(f)           the Subservicer shall deliver to the Master Servicer any 15Ga-1

Notice required under PSA Section 2.02(g) within five (5) Business Days after receipt of a Repurchase Request, and shall also provide Master Servicer a copy of the Repurchase Request; and

(g)           together with the Master Servicer, no less often than on a monthly basis, the Subservicer shall, without charge, make a knowledgeable Servicing Officer available to answer questions from the Directing Certificateholder regarding the performance and servicing of the Mortgage Loan for which the Subservicer is responsible.  The Subservicer shall condition such disclosure upon the Master Servicer obtaining from the Directing Certificateholder entering into a reasonable and customary confidentiality agreement reasonably acceptable to the Subservicer and Master Servicer regarding such disclosure to the Directing Certificateholder;

(ii)           the Subservicer shall promptly notify the Master Servicer in writing upon discovery or receipt of notice by the Subservicer of the occurrence of any event that causes, or with notice or the passage of time or both, would cause the Mortgage Loan to become a Specially Serviced Mortgage Loan in accordance with the definition of "Specially Serviced Mortgage Loan" set forth in the PSA.  Upon the Master Servicer's receipt of notice from the Special Servicer that a Specially Serviced Mortgage Loan has become a Corrected Loan, the Master Servicer shall promptly deliver notice thereafter to the Subservicer;

(iii)           the Subservicer shall promptly advise the Master Servicer of all material collection and customer service issues and furnish the Master Servicer with copies of all written communications regarding such issues between the Subservicer and any Mortgagor or any third party in connection with the Subservicer's obligations hereunder;

(iv)           with respect to all servicing responsibilities of the Master Servicer under the PSA which are not being performed by the Subservicer hereunder, the Subservicer shall reasonably cooperate with the Master Servicer to facilitate the timely performance of such servicing responsibilities;

(v)           on or before 12:00 noon Central Time on each Determination Date, the Subservicer shall deliver to the Master Servicer the Remittance Reports which reflect activity with respect to the Mortgage Loan through and including the close of business on the date which is one (1) Business Day prior to such Determination Date; and the Subservicer shall, to the extent necessary, deliver to the Master Servicer a follow-up report in similar format which reflects additional activity with respect to the Mortgage Loan through and including the date of any follow-up remittance;

(vi)           on or before 12:00 noon Central Time on each Subservicer Remittance Date, the Subservicer shall remit to the Master Servicer, pursuant to wiring instructions from the Master Servicer, all amounts on deposit in the Certificate Account maintained by the Subservicer as of the close of business on the date which is one (1) Business Day prior to such Subservicer Remittance Date; and the Subservicer shall remit to the Master Servicer within one (1) Business Day after receipt, any delinquent payments received by the Subservicer on or after such Subservicer Remittance Date; and each of the foregoing remittances of funds may be net of any Subservicing Fees due and payable to the Subservicer and payments in the nature of Additional Servicing Compensation;

(vii)           on or before the 10th day of the month following the last day of each calendar quarter, beginning with the fourth calendar quarter of 2011, on a quarterly and annual basis each year, the Subservicer shall prepare and deliver to the Master Servicer the Quarterly Report;

(viii)           the Subservicer shall determine and analyze financial ratios and perform other financial analysis required under the CREFC Reporting Format and prepare and deliver to the Master Servicer a report summarizing such analysis based upon the property operating statements with respect to the related Mortgaged Property and the financial statements of the related Mortgagor and each related guarantor collected by the Subservicer pursuant to PSA Section 3.12, which report shall be provided in electronic format and shall be substantially in the form of the CREFC Financial File included in the CREFC Reporting Format (or in such other reporting format as reasonably acceptable to Master Servicer and Subservicer);

(ix)           the Subservicer shall prepare and deliver to the Master Servicer the Inspection Reports summarizing the results of any property inspections performed by the Subservicer pursuant to PSA Section 3.12;

(x)           the Subservicer shall prepare and deliver to the Master Servicer the Day One Report on the first Business Day of each calendar month;

(xi)           if it discovers or receives notice of any Defect or Breach, the Subservicer shall promptly notify the Master Servicer in writing of such Document Defect or Breach and shall cooperate with the Master Servicer in pursuing its obligations under PSA Section 2.03;

(xii)           the Subservicer shall provide the Master Servicer with any information (in the Subservicer's possession or to the extent readily obtainable and as reasonably requested by the Master Servicer) with respect to the servicing of the Mortgage Loan by the Subservicer hereunder in order for the Master Servicer to perform its duties under the PSA; and

(xiii)          with respect to letters of credit, if any, as the Master Servicer is required to hold original letters of credit under the PSA, the Subservicer shall hold such original letters of credit if the Subservicer (A) has a vault or other adequate safety procedures in place satisfactory to the Master Servicer, in its sole discretion, or (B) outsources such responsibility to a third party vendor satisfactory to the Master Servicer, who has a vault or other adequate safety procedures in place satisfactory to the Master Servicer, in its sole discretion.

Section 3.02.                      Portfolio Manager.

The Subservicer shall designate a portfolio manager and other appropriate personnel to receive documents and communications from the Master Servicer and to provide assistance to the Master Servicer consistent with the Master Servicer's supervisory authority over the Subservicer hereunder.

The Master Servicer shall designate a portfolio manager and other appropriate personnel to receive documents and communications from the Subservicer and to provide to the Subservicer information, materials and correspondence relating to the Mortgage Loan and the related Mortgagors which may be necessary or appropriate to enable the Subservicer to perform its obligations hereunder.

Section 3.03.                      Maintenance of Errors and Omissions and Fidelity Coverage.

The Subservicer shall obtain and maintain at its own expense, and keep in full force and effect throughout the term of this Agreement, a fidelity bond and an errors and omissions insurance policy covering the Subservicer's officers and employees acting on behalf of the Subservicer in connection with its activities under this Agreement in form and amount which satisfies the fidelity bond and errors and omissions insurance policy requirements under PSA Section 3.07(c).  The Subservicer shall cause to be delivered to the Master Servicer from time to time upon the Master Servicer's request a certificate of insurance or other evidence of such bond and insurance.  The Subservicer shall promptly notify or cause its insurer to notify the Master Servicer of any material change to such fidelity bond or errors and omissions insurance.

Section 3.04.                      Delivery and Possession of Servicing Files.

The Subservicer hereby acknowledges receipt of the Subservicing File.  The contents of the Subservicing File delivered to the Subservicer are and shall be held in trust by the Subservicer for the benefit of the Trust Fund as the owner thereof; the Subservicer's possession of the contents of the Subservicing File so delivered is for the sole purpose of servicing the Mortgage Loan; and such possession by the Subservicer shall be in a custodial capacity only.  The Subservicer shall release its custody of the contents of the Subservicing File only in accordance with written instructions from the Master Servicer, and upon the reasonable request of the Master Servicer, the Subservicer shall deliver to the Master Servicer the Subservicing File or a copy of any document contained therein.

ARTICLE IV.

REMIC PROVISIONS

Section 4.01.                      Preservation of the REMICs.

The Subservicer shall not take any action (whether or not authorized hereunder) as to which the Master Servicer has advised the Subservicer in writing that it or the Trustee has received an Opinion of Counsel to the effect that an Adverse REMIC Event or an adverse event with respect to the Grantor Trust could occur with respect to such action.

ARTICLE V.

SUBSERVICER'S COMPENSATION AND EXPENSES

Section 5.01.                      Subservicing Compensation.

(a)           As compensation for its activities hereunder, the Subservicer shall be entitled to receive (or retain from the Accounts, as applicable) the Subservicing Fee.  Anything herein to the contrary notwithstanding, the Subservicer shall be paid such Subservicing Fee at such times as, and only to the extent that, the Master Servicer receives its Servicing Fee with respect to each Mortgage Loan under the PSA.  Except as provided below, any reductions in the Servicing Fee that may be required under the PSA with respect to Compensating Interest Payment shall not affect the amount of the Subservicing Fee payable to the Subservicer and, consequently, the Subservicer shall not be entitled to any Compensating Interest Payment but shall be entitled to recover unpaid Subservicing Fees to the extent the Master Servicer is permitted to do so under the PSA; provided, however, that in the event of a breach of Section 2.03(a)(vii) by the Subservicer, on or before 1:00 p.m. New York City time on the Subservicer Remittance Date following such breach, the Subservicer shall remit to the Master Servicer, pursuant to wiring instructions from the Master Servicer, the amount as of any Distribution Date equal to the aggregate amount of Compensating Interest Payment, if any, incurred as a result of the prepayment received in connection with such breach of Section 2.03(a)(vii). If such Compensating Interest Payment is not remitted to the Master Servicer by 1:00 p.m. New York City time on the Subservicer Remittance Date, then the Subservicer shall also remit to the Master Servicer the Compensating Interest Payment and full interest on such Compensating Interest Payment at the Reimbursement Rate from and including such Subservicer Remittance Date but excluding the date that such Compensating Interest Payment is received by the Master Servicer.

(b)           The Subservicer shall also be entitled to retain, with respect to each related Mortgage Loan, as additional Subservicing compensation (the "Additional Subservicing Compensation"), the following:

(i)           to the extent received and to the extent the Master Servicer is entitled to retain such amounts under the PSA and subject to Section 5.01(c), 100% of the Master Servicer's share of any assumption application fees;

(ii)           100% of the Master Servicer's share of any charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, other loan processing fees and customary charges actually paid by the Borrower;

(iii)           to the extent received and to the extent the Master Servicer is entitled to retain such amounts under the PSA, all Penalty Charges (to the extent not required to be offset against outstanding interest on Advances with respect to the related Mortgage Loan under PSA Section 3.11(a), reserves required to be funded pursuant to the terms of the related Mortgage Loan, and principal and interest due with respect to the related Mortgage Loan);

(iv)           to the extent received and to the extent the Master Servicer is entitled to retain such amounts under the PSA and subject to Section 5.01(c), 50% of the Master Servicer’s share of any assumption fees, extension fees, modification fees, defeasance fees, processing fees or consent fees; and

(v)           subject to PSA Section 3.06, any interest or other income earned on deposits in the related Subservicer Accounts; provided, however, that the Subservicer shall be required to promptly remit to the Master Servicer any Additional Servicing Compensation and other amounts received from or on behalf of any Borrower which the Subservicer is not entitled to retain under this paragraph.

(c)           Except as otherwise provided herein or in the PSA, the Subservicer shall pay all its overhead and similar expenses incurred by it in connection with its servicing activities hereunder.

ARTICLE VI.

THE MASTER SERVICER AND THE SUBSERVICER

Section 6.01.                      Subservicer Not to Assign; Merger or Consolidation of the Subservicer.

(a)           Except as otherwise provided in this Section 6.01 or in Section 2.02, the Subservicer shall not assign this Agreement for any reason or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof without the prior written consent of the Master Servicer, which consent shall not be unreasonably withheld or delayed.

The Subservicer shall not resign without giving the Master Servicer sixty days prior written notice thereof or such lesser notice as may be acceptable to the Master Servicer to enable the Master Servicer to assume all of the Subservicer's rights, powers, duties and obligations under this Agreement; provided, however, that only fifteen days prior written notice shall be required in connection with a resignation of the Subservicer as a result of the Master Servicer's failure to consent to any matters set forth in this Section 6.01.

(b)           The Subservicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person into which the Subservicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Subservicer shall be a party, or any Person succeeding to the business of the Subservicer, shall be the successor of the Subservicer hereunder, provided that, in any such case, the Subservicer has obtained the prior written consent of the Master Servicer, which consent shall not be unreasonably withheld or delayed, and such Person meets the requirements of the PSA.  Such successor shall be deemed to have assumed all of the liabilities of the

Subservicer hereunder, and upon written demand by the Master Servicer, such successor shall be required to promptly execute and deliver to the Master Servicer an agreement which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Subservicer under this Agreement from and after the date of such agreement.  Notwithstanding anything to the contrary, the Subservicer shall promptly notify the Master Servicer and the Trustee in the event the Subservicer becomes an Affiliate of the Trustee.

Section 6.02.                      Liability and Indemnification of the Subservicer and the Master Servicer.

(a)           Neither the Subservicer nor any of the directors, officers, members, managers, agents or employees of the Subservicer shall be under any liability to the Master Servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Subservicer or any such Person against any breach of its representations or warranties made herein, or against any expense or liability specifically required to be borne by Subservicer without right of reimbursement pursuant to the terms hereof, or against any specific liability imposed on the Subservicer pursuant to Section 2.01 for a breach of the Accepted Subservicing Practices, or against any liability which would otherwise be imposed on the Subservicer by reason of the Subservicer's willful misconduct, bad faith, fraud or negligence in the performance of its duties hereunder or by reason of its negligent disregard of its obligations or duties hereunder.  The Subservicer and any director, officer, member, manager, agent or employee of the Subservicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder.

(b)           The Subservicer and any director, officer, member, manager, agent or employee of the Subservicer shall be indemnified and held harmless by the Master Servicer against any loss, liability or expense (including reasonable attorney fees and legal costs and expenses) in connection with any claim or legal action incurred by reason of the Master Servicer's willful misconduct, bad faith, fraud, negligence or negligent disregard of its obligations hereunder.  The Master Servicer agrees to use reasonable efforts to pursue the Trust Fund for indemnification against any loss, liability or expense incurred by the Subservicer in connection with the performance of the Subservicer's duties and obligations under this Agreement as to which the PSA grants to the Master Servicer's agents a right to indemnification from the Trust Fund.

(c)           The Master Servicer and any director, officer, agent or employee of the Master Servicer shall be indemnified and held harmless by the Subservicer against any loss, liability or expense (including all attorney fees and legal costs and expenses) in connection with (i) any claim or legal action incurred by reason of the Subservicer's willful misconduct, bad faith, fraud, negligence, negligent disregard of its obligations hereunder, (ii) breach of Accepted Subservicing Practices, or (iii) any breach of a representation or warranty made by the Subservicer herein.

(d)           The Subservicer shall be under no obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, except in the case of a legal action the costs of which such party is specifically required hereunder to bear, in its opinion does not involve it in any ultimate expense or liability for which it would not be reimbursed hereunder.

(e)           The indemnification, exculpation, and other protections and provisions in this Section 6.02 shall survive the termination of this Agreement.

Section 6.03.                      Representations and Warranties.

(a)           The Subservicer hereby represents, warrants and covenants to the Master Servicer that as of the date hereof:

(i)            The Subservicer is a corporation, duly organized, validly existing and in good standing under the State of its incorporation, and the Subservicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not have a material adverse effect on the ability of the Subservicer to perform its obligations hereunder;

(ii)           The execution and delivery of this Agreement by the Subservicer and its performance and compliance with the terms of this Agreement will not (i) violate the Subservicer's organizational documents or (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, or other material instrument to which the Subservicer is a party or by which it is bound, or (iii) result in the violation of any law, rule, regulation, order, judgment or decree binding on the Subservicer, which, in the case of either (ii) or (iii) is likely to materially adversely affect the Subservicer's ability to perform hereunder.

(iii)          This Agreement, assuming due authorization, execution and delivery by the Subservicer and, assuming due authorization, execution and delivery by the Master Servicer, constitutes a legal, valid and binding obligation of the Subservicer, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iv)          The Subservicer is not in violation with respect to any law, order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violations are reasonably likely to have consequences that would materially and adversely affect the financial condition or operations of the Subservicer or its properties taken as a whole or are reasonably likely to have consequences that would materially and adversely affect its ability to perform its duties and obligations hereunder;

(v)           No litigation is pending or, to the best of the Subservicer's knowledge, threatened against the Subservicer which, if determined adversely to the Subservicer, would prohibit the Subservicer from entering into this Agreement, or, in the Subservicer's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Subservicer to perform its obligations under the Agreement;

(vi)          No consent, approval, authorization or order of any court or governmental agency or body is required under federal, state or local law, for the execution, delivery and performance by the Subservicer or compliance by the Subservicer with this Agreement, except for any consent, approval, authorization, or order which has been obtained or cannot be obtained prior to the actual performance by the Subservicer of its obligations under this Agreement, or which, if not obtained, would not have a materially adverse effect on the ability of the Subservicer to perform its obligations hereunder;

(vii)         The Subservicer has the full corporate power and authority to enter into and perform in accordance with this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(viii)        The Subservicer has examined each subservicing agreement relating to the Mortgage Loans to which it is a party, and shall examine each subservicing agreement relating to Mortgage Loans to which it intends to become a party, and in each such case, the terms of such subservicing agreements are not, or, in the case of any subservicing agreement to be entered into by such Subservicer at a future date, will not be, materially inconsistent with the terms of this Agreement;

(ix)           Each officer and employee of the Subservicer that has responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance and the fidelity bond maintained by the Subservicer in the amounts and with the coverage required by PSA Section 3.07(c); and

(x)           The Subservicer is not an Affiliate of the Trustee.

(b)           The Master Servicer hereby makes, ratifies, and confirms to the Subservicer each of the representations and warranties made by the Master Servicer in PSA Section 3.23 as of the Closing Date.

(c)           The foregoing representations and warranties shall survive the execution and delivery of this Agreement. Upon discovery by either the Master Servicer or the Subservicer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other party.

ARTICLE VII.

EVENTS OF DEFAULT; TERMINATION

Section 7.01.                      Events of Default.

"Event of Default", wherever used herein with respect to the Subservicer, means any one of the following events:

(i)            any failure by the Subservicer to remit to the Accounts, or to remit to the Master Servicer, any amount required to be so remitted by the Subservicer pursuant to and in accordance with this Agreement, which failure continues unremedied for one (1) Business Day following the date on which notice of such failure is provided.  Such late remittance shall be accompanied by, and such failure shall not be considered cured until, the Master Servicer's receipt of payment by the Subservicer (from its own funds without reimbursement therefor) of interest on the amount of such late deposit or remittance accrued at an annual rate equal to the Prime Rate (as defined below), as in effect from time to time, for each day from and including the date on which the Subservicer was required to make such remittance to the date on which the Subservicer makes such remittance;

(ii)           any failure on the part of the Subservicer duly to observe or perform in any material respect the Subservicer's obligations contemplated by Article VIII hereof with respect to any year that a report on Form 10-K or other report due to the Securities and Exchange Commission is required to be filed, which continues unremedied for a period of five (5) Business Days after such obligation is required to met by the Subservicer;

(iii)          any failure on the part of the Subservicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Subservicer contained in this Agreement, which, in either event, continues unremedied for a period of twenty (20) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Subservicer by the Master Servicer, provided, however, if such breach is capable of being cured and the Subservicer is diligently pursuing such cure, such twenty (20) day period shall be extended for an additional twenty (20) days;

(iv)          any breach on the part of the Subservicer of any representation or warranty contained in Section 6.03 which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of twenty (20) days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Subservicer by the Master Servicer, provided, however, if such breach is capable of being cured and the Subservicer, is diligently pursuing such cure, such twenty (20) day period shall be extended for an additional twenty (20) days;

(v)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Subservicer and such decree or order shall have remained in force undischarged or unstayed for a period of fifty (50) days;

(vi)          the Subservicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Subservicer, or of or relating to all or substantially all of its property;

(vii)         the Subservicer shall admit in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations or takes any corporate action in furtherance of the foregoing;

(viii)         Moody’s has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and such “watch status” placement shall not have been withdrawn within 60 days) and, in the case of either of clauses (A) or (B), cited servicing concerns with the Master Servicer (because of actions of the Subservicer) or the Subservicer as the sole or material factor in such rating action;

(ix)            receipt by the Master Servicer of confirmation in writing by Fitch that failure to remove the Subservicer would, in and of itself, cause a qualification, withdrawal or downgrading of the then current rating assigned to any Class of Certificates rated by Fitch;

(x)             an Event of Default (as defined in the PSA) by the Master Servicer under PSA Section 7.01 which Event of Default occurred as a direct result of the failure of the Subservicer to perform any obligation required hereunder;

(xi)            the Trustee shall have received written notice from Fitch to the effect that the Subservicer acting in its capacity as such, has resulted in a downgrade or withdrawal of any rating assigned by Fitch to any Class of Certificates;

(xii)           the Trustee or the Master Servicer shall have received written notice from Morningstar to the effect that if the Subservicer continues to act in such capacity, the rating or ratings on one or more Classes of Certificates will be downgraded or withdrawn, citing servicing concerns relating to the Subservicer as the sole or material factor in such action unless such Subservicer resolves such matters within 60 days of the date that Morningstar gave notice to the Trustee or Master Servicer;

(xiii)           to the extent the Subservicer is a Servicing Function Participant or an Additional Servicer, the failure of the Subservicer to comply with any of the requirements under Article VIII of this Agreement applicable to the Subservicer, including the failure to deliver any reports or certificates at the time such report or certification is required under Article VIII; or

(xiv)           a breach of Section 8.01 of this Agreement, which breach continues unremedied for two (2) days after such breach;

then, and in each and every case, so long as an Event of Default shall not have been remedied, the Master Servicer may, by notice in writing to the Subservicer, in addition to whatever rights the Master Servicer may have at law or in equity, including injunctive relief and specific performance, immediately terminate all of the rights and obligations of the Subservicer under this Agreement and in and to the Mortgage Loan and the proceeds thereof, subject to Section 7.02, without the Master Servicer incurring any penalty or fee of any kind whatsoever in connection therewith.  Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.  On or after the receipt by the Subservicer of such written notice of termination from the Master Servicer, all authority and power of the Subservicer in this Agreement, whether with respect to the Mortgage Loan or otherwise, shall pass to and be vested in the Master Servicer, and the Subservicer agrees to cooperate with the Master Servicer in effecting the termination of the Subservicer's responsibilities and rights hereunder, including, without limitation, the remittance of funds and the transfers of the Subservicing File as set forth in Section 7.02.  Notwithstanding the foregoing, upon any termination of the Subservicer, the Subservicer will be entitled to receive all accrued and unpaid Subservicing Fees and Additional Servicing Compensation through the date of termination.

Upon discovery by the Subservicer of any Event of Default (but regardless of whether any notice has been given as provided in this Agreement or any cure period provided herein has expired), the Subservicer shall give prompt written notice thereof to the Master Servicer.

The Master Servicer may waive in writing any default by the Subservicer in the performance of its obligations hereunder and its consequences.  Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 7.02.                      Termination of Agreement.

(a)           This Agreement shall be terminated with respect to the Subservicer:

(i)            pursuant to Section 7.01, if the Master Servicer elects to terminate the Subservicer following an Event of Default; or

(ii)           upon resignation by the Subservicer as provided in Section 6.01; or

(iii)          with respect to any Mortgage Loan, in the event such Mortgage Loan (is substituted pursuant to PSA Section 2.03;

(iv)          at the option of the Master Servicer in its sole discretion with respect to any Mortgage Loan in the event such Mortgage Loan is purchased or repurchased pursuant to PSA Section 2.03, 3.18 or 9.01;

(v)           if the Master Servicer's responsibilities and duties as Master Servicer under the PSA have been assumed by the Trustee, and the Trustee exercises its right to terminate the Subservicer pursuant to PSA Section 3.22; or

(vi)          immediately upon receipt of notice by the purchaser of a Mortgage Loan, which is being serviced by the Subservicer, under PSA Section 3.22(a)(iv).

(b)           If the Master Servicer's responsibilities and duties as Master Servicer under the PSA have been assumed by the Trustee, and the Trustee has not terminated this Agreement pursuant to PSA Section 3.22, the Trustee shall, without act or deed on the part of the Trustee, succeed to all of the rights and obligations of the Master Servicer under this Agreement as provided in PSA Section 3.22, and the Subservicer shall be bound to the Trustee under all of the terms, covenants and conditions of this Agreement with the same force and effect as if the Trustee was originally the Master Servicer under this Agreement; and the Subservicer does hereby attorn to the Trustee, as the Master Servicer hereunder, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon the Trustee succeeding to the interest of the Master Servicer hereunder.  The Subservicer agrees, however, upon written demand by the Trustee to promptly execute and deliver to the Trustee an instrument in confirmation of the foregoing provisions, satisfactory to the Trustee, in which the Subservicer shall acknowledge such attornment and shall confirm to the Trustee its agreement to the terms and conditions of this Agreement.  References to the Trustee under this Section 7.02 shall include any successor Master Servicer under the PSA.  References to the Trustee in this Section 7.02(b) shall be deemed to include the Trustee's designee or any other successor to the Master Servicer.

(c)           Termination pursuant to this Section or as otherwise provided herein shall be without prejudice to any rights of the Master Servicer or the Subservicer which may have accrued through the date of termination hereunder, including rights to be paid and reimbursed any outstanding Subservicing Fees and Additional Servicing Compensation.  In connection with any such termination, the terminated Subservicer shall (i) remit all funds in the related Accounts to the Master Servicer or such other Person designated by the Master Servicer, net of accrued Subservicing Fees and Additional Servicing Compensation through the termination date which are due and payable to the Subservicer, (ii) deliver the Subservicing File to the Master Servicer or to Persons designated by the Master Servicer, and (iii) fully cooperate with the Master Servicer to effectuate an orderly transition of the servicing of the Mortgage Loan.  All rights of the terminated Subservicer relating to the following after such termination shall continue in full force and effect until payment or other satisfaction in accordance with this Agreement or termination of the Trust: (y) indemnification pursuant to Section 6.02 and (z) the payment of its

Subservicing Fees and Additional Servicing Compensation of the Subservicer which in any such case accrued under the terms of this Agreement on or before the date of such termination shall continue in full force and effect until payment or other satisfaction in accordance with this Agreement.

ARTICLE VIII.

EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

Section 8.01.                      Annual Compliance Statements.

(a)           The Subservicer shall, on or before March 1st of each year, commencing in March 2012, deliver to the Master Servicer an Officer’s Certificate, in the form attached hereto as Exhibit E (or such other form, similar in substance, as may be acceptable to the Depositor and the Master Servicer) stating, as to the signer thereof, that (A) a review of such Subservicer’s activities during the preceding calendar year or portion thereof and of such Subservicer’s performance under this Agreement has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such Subservicer has fulfilled all its obligations under this Agreement in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.  Such Officer’s Certificate shall be provided in EDGAR compatible format, or in such other format agreed upon by the Master Servicer and Subservicer.  Subservicer shall cooperate with the Master Servicer and/or the Depositor if either party consults with the Subservicer as to the nature of any failures by the Subservicer with respect to the Mortgage Loans in the fulfillment of any of the Subservicer’s obligations hereunder.  In any year that the Subservicer has received written confirmation from the Depositor or the Master Servicer that a report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year, the Subservicer shall not be required to deliver such statement until April 1 of such year.

(b)           In the event the Subservicer is terminated or resigns pursuant to the terms of this Agreement, Subservicer shall provide an annual statement of compliance pursuant to this Section 8.01 with respect to the period of time that Subservicer was subject to this Agreement.

Section 8.02.                      Annual Reports on Assessment of Compliance with Servicing Criteria.

(a)           On or before March 1st of each year, commencing in March 2012, the Subservicer, at its own expense, shall furnish to the Master Servicer a report substantially in the form of Exhibit F, on an assessment of compliance with the Servicing Criteria applicable to it that contains (A) a statement by Subservicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that Subservicer used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such Subservicer’s assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by Form 10-K, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on Subservicer’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.  Such report shall be provided in EDGAR compatible format, or in such other format agreed upon by the Master Servicer and Subservicer.

(b)           Each such report shall be addressed to the Master Servicer and signed by an authorized officer of Subservicer, and shall address the Relevant Servicing Criteria specified on a certification substantially in the form of Exhibit F hereto.  Subservicer shall cooperate with the Master Servicer and/or the Depositor if either party consults with the Subservicer as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria.

(c)           In any year that the Subservicer has received written confirmation from the Depositor or the Master Servicer that a report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year, the Subservicer shall not be required to deliver such assessments until April 1 of such year.

(d)           Subservicer hereby acknowledges and agrees that the Relevant Servicing Criteria set forth on Exhibit F is appropriately set forth with respect to Subservicer.

(e)           In the event the Subservicer is terminated or resigns pursuant to the terms of this Agreement, Subservicer shall provide an annual assessment of compliance pursuant to this Section 8.02, coupled with an attestation as required in Section 8.03 with respect to the period of time that Subservicer was subject to this Agreement.

Section 8.03.                      Annual Independent Public Accountants’ Attestation Report.

(a)           On or before March 1st of each year, commencing in March 2012, the Subservicer shall, at its own expense, cause a registered public accounting firm and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Master Servicer to the effect that (i) it has obtained a representation regarding certain matters from the management of Subservicer, which includes an assertion that Subservicer has complied with the Relevant Servicing Criteria applicable to it and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is issuing an opinion as to whether Subservicer’s assessment of compliance with the Relevant Servicing Criteria applicable to it was fairly stated in all material respects.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Each such related accountant’s attestation report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.  Such report must be available for general use and not contain restricted use language.  Such report shall be provided in EDGAR compatible format, or in such other format agreed upon by the Master Servicer and Subservicer.

(b)           Subservicer shall cooperate with the Master Servicer and/or the Depositor if either party consults with the Subservicer as to the nature of any defaults by Subservicer in the fulfillment of Subservicer's obligations hereunder.

(c)           In any year that the Subservicer has received written confirmation from the Depositor or the Master Servicer that a report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year, the Subservicer shall not be required to deliver such report until April 1 of such year.

Section 8.04.                      Sarbanes-Oxley Certification.

(a)           On or before March 1 of each year commencing in March 2012, the Subservicer shall provide to the Master Servicer (for delivery to the Certifying Person), a Performance Certification in the form attached hereto as Exhibit G, on which the Master Servicer, the Certifying Person, the entity for which the Certifying Person acts as an officer (if the Certifying Person is an individual), and each entity’s officers, directors and Affiliates (collectively the Certification Parties) can reasonably rely.  In addition, Subservicer shall execute a reasonable reliance certificate to enable the Certification Parties to rely upon each (i) annual compliance statement provided pursuant to Section 8.01 hereof, (ii) annual report on assessment of compliance with servicing criteria provided pursuant to Section 8.02 hereof and (iii) accountant’s report provided pursuant to Section 8.03 hereof, and shall include a certification in the Performance Certification that each such annual compliance statement or report discloses any deficiencies or defaults described to the registered public accountants of the Subservicer to enable such accountants to render the certificates provided for in Section 8.03 hereof.  In the event the Subservicer is terminated or resigns pursuant to the terms of this Agreement, the Subservicer shall provide a certification to the Master Servicer for delivery to the Certifying Person pursuant to this Section 8.04 with respect to the period of time it was subject to this Agreement.  Each such Performance Certification shall be provided in EDGAR compatible format, or in such other format agreed upon by the Master Servicer and the Subservicer.  Notwithstanding the foregoing, nothing in this Section 8.04 shall require Subservicer (i) to certify or verify the accurateness or completeness of any information provided to Subservicer by third parties, (ii) to certify information other than to Subservicer’s knowledge and in accordance with Subservicer’s responsibilities hereunder or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by Subservicer have been completed except as they have been left blank on their face.

(b)           Notwithstanding anything to the contrary contained in this Section 8.04, with respect to each year in which the Trust is not subject to the reporting requirements of the Exchange Act, Subservicer shall not be required to deliver any certification under this Section 8.04.

ARTICLE IX.

MISCELLANEOUS PROVISIONS

Section 9.01.                      Rating Agency Communication.

(a)           Except as required by law, the Subservicer shall not provide any information directly to the Rating Agency regarding the Certificates or the Mortgage Loans relevant to the Rating Agency’s surveillance of the Certificates or Mortgage Loans, including, but not limited to, providing responses to inquiries from the Rating Agency regarding the Certificates or the Mortgage Loans relevant to the Rating Agency’s surveillance of the Certificates and requests for Rating Agency Confirmation.  All such information will be provided by, and all such communications, responses and requests will be made by, the Master Servicer in accordance with the procedures required by the PSA.  To the extent that the Master Servicer is required to provide any information to, or communicate with, the Rating Agency in accordance with its obligations under the PSA and such information or communication is regarding the Mortgage Loans or the subservicing by the Subservicer under this Agreement, the Subservicer shall provide, to the extent available, the information to the Master Servicer necessary for the Master Servicer to fulfill such obligations; provided, however, that in the event Subservicer cannot provide such information to the Master Servicer, Subservicer shall promptly notify the Master Servicer, including the reason for Subservicer’s failure to provide the requested information.  The Subservicer shall have no liability with regard to the Master Servicer’s failure to provide to the Depositor or any other party (including the Rating Agency) any information that the Subservicer timely delivered to the Master Servicer in accordance with this Agreement.

(b)           The Subservicer hereby expressly agrees to indemnify and hold harmless the Master Servicer and its respective officers, directors, shareholders, members, managers, employees, agents, Affiliates and controlling persons, and the Trust Fund (each, an “Indemnified Party”), from and against any and all losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees and expenses), joint or several, to which any such Indemnified Party may become subject, under the Securities Act, the Exchange Act or otherwise, pursuant to a third-party claim, insofar as such losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees and expenses) arise out of or are based upon (i) the Subservicer’s breach of this Section 8.01 or (ii) a determination by the Rating Agency that it cannot reasonably rely on representations made by the Depositor or any Affiliate thereof pursuant to Exchange Act Rule 17g-5(a)(3), to the extent caused by any such breach referred to in clause (i) above by the Subservicer, and will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, as such expenses are incurred.

Section 9.02.                      Amendment.

This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and may be amended from time to time by the Master Servicer and the Subservicer only by written agreement executed by the party or parties against whom the enforcement of such amendment is sought.  Master Servicer shall not consent to any modification to the PSA in any manner which would increase the obligations or limit the rights of the Subservicer under the PSA or under this Agreement without the prior written consent of the Subservicer (which consent shall not be unreasonably withheld or delayed).

Section 9.03.                      Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of law principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 9.04.                      Notices.

All demands, notices and communications hereunder shall be in writing and addressed in each case as follows:

(a)           if to the Subservicer, at:

KeyCorp Real Estate Capital Markets, Inc.
91111501 Outlook Street, Suite 300
Overland Park, KS 66211
Attention:  Diane Haislip
Facsimile No.: (877) 379-1625

with a copy to:
KeyBank National Association
127 Public Square
Cleveland, Ohio  44114
Facsimile No.: (216) 689-5681
Attention: Robert C. Bowes, Esq.

with a copy to:

Polsinelli Shughart PC
700 West 47th Street, Suite 1000
Kansas City, Missouri  64112
Attn:  Kraig M. Kohring
Facsimile No.: (816) 753-1536

(b)           if to the Master Servicer:

by U.S. Mail at:

Midland Loan Services, a Division of PNC Bank, National Association
P.O. Box 25965
Shawnee Mission, KS 66225-5965
Attention:  President

Facsimile No.: (913) 253-9001

or by delivery to:

Midland Loan Services, a Division of PNC Bank, National Association
10851 Mastin, Suite 300
Overland Park, KS 66210
Attention:  President

with a copy to:

Stinson Morrison Hecker LLP
1201 Walnut Street
Kansas City, Missouri 64106-2150
Attn:  Kenda Tomes
Facsimile No.:   (816) 412-9338

Any of the above-referenced Persons may change its address for notices hereunder by giving notice of such change to the other Persons.  All notices and demands shall be deemed to have been given at the time of the delivery at the address of such Person for notices hereunder if personally delivered, mailed by certified or registered U.S. mail, postage prepaid, return receipt requested, or sent by overnight courier or telecopy.

(c) To the extent that any demand, notice or communication hereunder is given to any Subservicer by a Responsible Officer of the Master Servicer, such Responsible Officer shall be deemed to have the requisite power and authority to bind the Master Servicer with respect to such communication, and any Subservicer may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication.  To the extent that any demand, notice or communication hereunder is given to the Master Servicer by a Responsible Officer of any Subservicer, such Responsible Officer shall be deemed to have the requisite power and authority to bind the Subservicer with respect to such communication, and the Master Servicer may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication.

Section 9.05.                      Consistency with PSA; Severability of Provisions.

This Agreement shall be subject to the provisions of the PSA, which provisions shall be paramount and controlling and shall supersede the provisions of this Agreement to the extent of any conflicts or inconsistencies.  If one or more of the provisions of this Agreement shall be for any reason whatever held invalid or unenforceable or shall be determined to be inconsistent with the PSA, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining provisions or the rights of any parties hereto.  To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

Section 9.06.                      Inspection and Audit Rights.

The Subservicer agrees that, on reasonable prior notice, it will permit any representative of the Master Servicer, during the Subservicer's normal business hours, reasonable access to examine all books of account, records, reports and other documents of the Subservicer relating to the Mortgage Loan, to make copies and extracts therefrom, to cause such books to be audited by accountants selected by the Master Servicer, and to discuss matters relating to the Mortgage Loan with the Subservicer's officers and employees.

Section 9.07.                      Protection of Confidential Information.

The Subservicer shall keep confidential and shall not divulge to any party, without the Master Servicer’s prior written consent (which shall not be unreasonably withheld or delayed), any information pertaining to the Mortgage Loan, the Mortgaged Properties or the Mortgagor(s) except to the extent that the Subservicer provides prior written notice to the Master Servicer and (a) it is appropriate for the Subservicer to do so (i) in working with legal counsel, auditors, other advisors, taxing authorities or other governmental agencies, (ii) in accordance with Accepted Subservicing Practices or (iii) when required by any law, regulation, ordinance, court order or subpoena or (b) the Subservicer is disseminating general statistical information relating to the mortgage loans being serviced by the Subservicer (including the Mortgage Loan) so long as the Subservicer does not identify the owner of the Mortgage Loan or the Mortgagor(s).

Section 9.08.                      Binding Effect; No Partnership; Counterparts; Third Party Beneficiaries.

Subject to Section 6.01 with respect to the Subservicer, the provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto, and the services of the Subservicer shall be rendered as an independent contractor for the Master Servicer.  For the purpose of facilitating the execution of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument. The Trustee for the benefit of the Certificateholders shall be a third party beneficiary under this Agreement, but (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer hereunder in accordance with PSA Section 3.22), none of the Trust Fund, the Trustee, the Paying Agent, any successor Master Servicer, Special Servicer or any Certificateholder shall have any duties under this Agreement or any liabilities arising from this Agreement.

Section 9.09.                      Article and Section Headings.

The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning thereof.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the Master Servicer and the Subservicer have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Lawrence D. Ashley
Name:	Lawrence D. Ashley
Title:	Senior Vice President

("Master Servicer")

[SIGNATURE AND MORTGAGE LOAN
SCHEDULES FOR THE SUBSERVICER TO FOLLOW]

KEYCORP REAL ESTATE CAPITAL MARKETS, INC.

By:	/s/ Bryan Nitcher
Name:	Bryan Nitcher
Title:	Senior Vice President

("Subservicer")

Mortgage Loan Schedule

Property Name	Principal Balance	Subservicing Fee Rate (basis points)
Asheville Mall	79,888,369	5.0
Google Kirkland Campus	55,000,000	5.0
Kite Retail Portfolio	43,400,000	5.0
Eddy Street Commons at Notre Dame	25,500,000	5.0
Bayport Commons	13,125,000	5.0
Creek Crossing Shopping Center	5,034,769	5.0
Academy Sports Weslaco	3,653,260	5.0

EXHIBIT "A"

(Day One Report)

Day One Report

Sub-Servicer Name:    _____________________
Pool Name:   ____________________________
For Payment Due Date:   ___________________

         Prepared By:    _________________________________________

EXHIBIT "B"

(Inspection Reports)

Mortgage Bankers Association                                                                                                                     Version 1.22
Property Inspection Workbook Tools

General Purpose Tools ________________________________________________________________________________

Select Check Spelling to run Excel’s spell checker                                                                                     Check Spelling
on all property inspection worksheets.

Select Print to display the MBA Property Inspection
worksheet selection form where you can select the                                                                                           Print
worksheet(s) to print.

__________________________________________________________________________________________________

------Company Logo __________________________________________________________________________________

See MBA Reference Guide for Property Inspection Report for instructions to insert logo
__________________________________________________________________________________________________

            MBA INSPECTION FORM KEY

Mortgage Bankers Association Standard Property Inspection Form Definitions

For additional information, please refer to the MBA Inspections White Paper

Ratings Definitions
1
New or like new condition
All major building components are new or like new
All vacant units/space are rent ready & reflect the highest current market standards
No deferred maintenance items (only routine maintenance)
No life safety or code violations exist
Positive impact to marketability
Deferred Maintenance and Life Safety – No actions are required

2
Above average condition for the property’s age and market, minimal wear and tear
All major building components in functional condition
All vacant units/space are rent ready or in the process of being made rent ready
No deferred maintenance items (only routine maintenance)
No life safety or code violations exist
No impact to marketability
Deferred Maintenance and Life Safety – No actions are required

3
Normal condition for the property’s age and market, general wear and tear
All major building components in functional condition
Most vacant units or space are rent ready or in the process of being made rent ready
Minimal deferred maintenance and routine maintenance items with costs that can be funded by normal operations
No/minor life safety or code violations exist
No impact to marketability
Deferred Maintenance and Life Safety – Appropriate actions are planned or in progress

4
Deteriorating condition for the property’s age and market
A building component is not in fully functional condition
Few rent-ready units or space
Limited major deferred maintenance &/or numerous minor deferred maintenance items
Some life safety or code violations exist
Negative impact to marketability
Deferred Maintenance and Life Safety – Actions are not addressed as quickly as required and/or further actions is necessary, additional monitoring may be appropriate

5
Inferior conditions
Multiple building components non-functional
Vacant units or space are in poor to down condition
Severe deferred maintenance items
Multiple life safety or code violations exist
Negative impact to marketability
Deferred Maintenance and Life Safety – No action taken and/or further action is necessary – additional monitoring is appropriate

Not Applicable	No components exist (therefore, no rating is possible)
Not Accessible
No component was visible due to inability to view the condition based on access, life safety, weather conditions or other blockages.
Deferred maintenance items can not be determined based on lack of access
Further action or review may be required

Copyright 2008 Mortgage Bankers Association, Washington, DC

General Info
Standard Inspection Form

Inspection Date	Time	Property City
Loan Number		Property State/Country	/
Property Name		Overall Property Rating

Servicer, Loan and Contact Information
Servicer Name		Contact Company	Property Management
Owner of Loan		Contact Name	/
Investor Number		Contact Phone
Investor Loan #		Contact Email
Property ID		Add’l ID (editable)
Original Loan Amount		Add’l ID #2 (editable)
Loan Balance (UPB)		O&M Plan(1)
Loan Balance as of Date		Report Reviewed By	/
(1) Includes ALL Plans (such as, but not limited to, Operations & Maintenance, Moisture Management and Environmental Remediation)
Property and Inspector Information
Property Name		Primary Property Type
Property Address		Secondary Property Type
Property City		Inspection Company
Property State		Inspection Co. Phone
Property Zip		Inspector’s Name	/
Inspector's ID

Lender’s or Servicers General Comments or Instructions to Inspector for Subject Property:

Property Inspector’s General Comments or Suggestions to Lender or Servicer on the Subject Property:
The subject property is a one story strip mall area that consists of two brick strip mall buildings and a mid-sized one story brick stand alone restaurant.  The only vacancy is the stand alone restaurant.  There are a good mix of stores with the Kmart anchor.  The location is very good being just off of Interstate 254.

Overview of Property Information
Number of Buildings	Year Built
Number of Floors	Total Square Feet (Gross)
Number of Elevators	Total Sq. Feet (Net/Rentable)
Number of Parking Spaces	Occupied Space
Number of Units / Rooms / Beds	Vacant Space
Rent Roll obtained at Inspection	Total Percent Occupied
Total Number of Down Units / Rooms / Beds	Annual Occupancy
Unit of Measurement Used	Annual Turn Over

Property Offers Rental Concessions	If yes, please describe concessions:

Copyright 2008 Mortgage Bankers Association, Washington, DC

General Info
Inspection Date	Time	Property City
Loan Number		Property State/Country	/
Property Name		Overall Property Rating

Franchise Name		Franchise change since last inspection
Number of Occupied Units Inspected		Number of Vacant Units Inspected
Is there any dark space?	Describe:
Is there any down space?	Describe:

Capital Expenditures
Describe in detail Repairs, Replacements or Capital Improvements	Identified Cost	Status

Neighborhood and Site Comparison Data
Is the area declining or distressed		Percent Use - %
Is there any new construction in the area		Single Family
Top 2 Major	1. Name or Type	Multifamily
Competitors:	Distance	Commercial
	2. Name or Type	Industrial
	Distance	Undeveloped	100%

Describe area, surrounding land use & overall trends (include location in relation to subject property – N, S, E, W):

Management Company Information
Management Company Name		Phone Number
On Site Contact	/	Mgmt Interview
Role or Title of Contact		Length of time at property
Management Affiliation		Change since last inspection

Other Information

Copyright 2008 Mortgage Bankers Association, Washington, DC

Physical Condition & DM

Standard Inspection Form

Inspection Date	Time	Property City
Loan Number		Property State/Country	/
Property Name		Overall Property Rating

Physical Condition Assessment and Deferred Maintenance

Property Assessments:

Physical Condition	Overall Rating	Trend	Representative Components (Not all-inclusive)	Inspector Comments
Curb Appeal			Comparison to Neighborhood; First Impression / Appearance
Site
Subject Property Appearance; Signage; Ingress/Egress; Landscaping; Site Lighting; Parking Lot; Striping; Garage/Carports; Irrigation System; Drainage; Retaining Walls; Walkways; Fencing; Refuse Containment & Cleanliness, Hazardous Material Storage

Building / Mechanical systems
HVAC; Electrical; Boilers; Water Heaters; Fire Protection; Sprinklers; Plumbing; Sewer; Solar Systems; Elevators/Escalators; Chiller Plant; Cooling Towers; Building Oxygen Systems; Intercom System; PA System; Security Systems

Building Exteriors			Siding; Trim; Paint; Windows; Exterior Entry Ways; Stairs; Railings; Balconies; Patios; Gutters; Downspouts; Foundations; Doors; Façade; Structure (Beam/Joist)
Building Roofs			Roof Condition; Roof Access; Top Floor Ceilings; Shingles/Membrane; Skylights; Flashing; Parapel walls; Mansard roof
Occupied Units / Space
HVAC; Ceiling; Floors; Walls; Painting; Wall Cover; Floor Cover; Tiles; Windows; Countertop; Cabinets; Appliances; Lighting; Electrical; Bathroom Accessories; Plumbing Fixtures; Storage; Basement/Attics

Vacant Units / Space / Hotel Rooms
HVAC; Ceiling; Floors; Walls; Painting; Wall Cover; Floor Cover; Tiles; Windows; Countertop; Cabinets; Appliances; Lighting; Electrical; Bathroom Accessories; Plumbing Fixtures, Storage; Basement/Attics

Down Units / Space / Hotel Rooms
HVAC; Ceilings; Floors; Walls; Painting; Wall Cover; Floor Cover; Tiles; Windows; Countertop; Cabinets; Appliances; Lighting; Electrical; Bathroom Accessories; Plumbing Fixtures; Storage; Basement/Attics

Interior Common Areas
Mailboxes; Reception Area; Lobby; Food Courts; Dining Areas; Kitchen; Halls; Stairways; Meeting Rooms; Public Restrooms; Storage; Basement; Healthcare Assistance Rooms; Pharmacy / Medication Storage; Nurses Station

Copyright 2008 Mortgage Bankers Association, Washington, DC

Physical Condition & DM
Inspection Date	Time	Property City
Loan Number		Property State/Country	/
Property Name		Overall Property Rating

Amenities	Pool; Clubhouse; Gym; Laundry Area / Rooms; Playground; Wireless Access; Restaurant/Bar; Business Center; Sport Courts; Spa; Store; Media Center
Management Competence	Professionalism; Ability to respond to questions; Knowledge of property; Knowledge of neighborhood/market; Preparedness for inspection; Had all requested paperwork; Tenants notified

Exterior – Additional description of the property conditions:

Interior – Additional description of the property conditions:

Deferred Maintenance Items
Identify Item and Describe Condition (including location)	Rating	Photo #	Life Safety	Est. Cost

Copyright 2008 Mortgage Bankers Association, Washington, DC

Standard Inspection Form
Inspection Date	Time	Property City
Loan Number		Property State/Country	/
Property Name		Overall Property Rating

Photos

Mgmt Interview
Standard Inspection Form
Inspection Date	Time	Property City
Loan Number		Property State/Country	/
Property Name		Overall Property Rating

Management Information & Interview

Management Company Name	Phone Number _________________
Name of Information Source /	Email Address _________________
Role or Title of Information Source	Length of time at property __________
Management Affiliation	Mgmt change from last inspection ____

In your opinion, how does the property perform compared to similar properties in the area? Average
In your opinion, what is the average percentage of vacancy in similar properties in the area?
Based on market survey, what is the current average rents paid in the area ($ per square foot/units/beds)?
In your opinion, explain the reason for any variance on vacancy & rents between the market and the subject property:

In the past 12 months, have there been any fires, significant water intrusion or other property damage? _________
If yes, explain the location on the property, costs associated, any insurance claims submitted, resolution & leaseability:

In the past 12 months, to the best of your knowledge, have any code violations been received? _________
If yes, please describe the violation, the costs associated and any resolution or outstanding issues:

Is the property undergoing any significant rehab/construction? _________
If yes, explain the location, size and estimated costs:

Is the property in compliance with ALL O&M Plan(s)? _________
(Plans such as, but not limited to, Operations and Maintenance, Moisture Management and Environmental Remediation.)
If no, please explain which plan(s), the requirements, noncompliance items and estimated costs:

Any change or violations of a Franchise Agreement or License(s) at the property? ________
If yes, please explain any change or violation, costs & any resolution or outstanding issues:

To the best of your knowledge, are there any lawsuits pending that may negatively impact the property? _________
If yes, please explain:

Other Information or Comments:

Copyright 2008 Mortgage Bankers Association, Washington, DC

Multifamily
Standard Inspection Form
Inspection Date	Time	Property City
Loan Number		Property State/Country	/
Property Name		Overall Property Rating

Multifamily, Mobile Homes, Cooperative Housing, Student Housing

Property Information
Heat at the Property ____________	Gas at the Property __________
Water at the Property ____________	Trash at the Property __________
Electric at the Property ____________	Cable at the Property __________
Change to Major Employer ____________	If yes, describe: __________
Change to Commercial/Retail ____________	If yes, describe: __________

Unit Breakdown
# of Bedrms	# of Bath	# of Units	Avg Ft2 / Unit	Monthly Rent	# Occupied	# Vacant	# Down	# Inspected

Total

Tenant Profile
Corporate __________	Military __________	Seasonal __________	Seniors __________	Students __________	Other 100%

Property Condition
Detailed Report of Units Inspected
Unit #	# of Bedrms	# of Bath	Square Feet	Asking Rent	Current Use	Overall Condition

Copyright 2008 Mortgage Bankers Association, Washington, DC

Healthcare

Standard Inspection Form
Inspection Date	Time	Property City
Loan Number		Property State/Country	/
Property Name		Overall Property Rating

Healthcare, Nursing Home, Hospitals

Property Information
General Information
Total Number of Beds __________	Number of Beds Occupied	_________
	% Occupied	_________
New Patients Currently being Accepted _____	Admission Waiting Period	_________
	Proximity to a Hospital	_________
Level of Care Breakdown
Unit Type	Total # Beds	Total # Beds Occupied	Total # Units	Total # Units Occupied	Avg. S.F. / Unit	Monthly Rent	# Beds Vacant

Totals

Administrator’s Name ________________________	Length of Time at Property ____________
Director of Nursing’s Name ________________________	Length of Time at Property ____________

Direct Care Staff Numbers	Day	Evening	Night	Comments
Nurses – RNs
Nurses – LPNs
Other Direct Care
Non Direct Care Personnel
Total Staff

Regulatory / Licensing Agency Information
Name of the Agency ______________	Contact Person /
Expiration Date of Operating License ______________	All Licenses Current ____________
Date of last Medicare inspection ______________	Property Medicare Certified ________
Date of last Medicaid inspection ______________	Property Medicaid Certified ________
Please describe any violations, costs associated, resolution or outstanding issues:

Copyright 2008 Mortgage Bankers Association, Washington, DC

Healthcare

Standard Inspection Form
Inspection Date	Time	Property City
Loan Number		Property State/Country	/
Property Name		Overall Property Rating

Property Condition
Handrails in the halls ___________	Exits clearly marked	___________
Grab bars present in rest rooms ___________	Intercom System	___________
Staff interacts well with residents ___________	Generator Function	___________
Facility looks and smells clean ___________
Additional description of any safety or deficiency issues observed:

Units or Beds Inspected
Down Units (List the unit #)

Detailed Report of Units Inspected
Unit #	# of Bedrms	# of Bath	Square Feet	Asking Rent	Current Use	Overall Condition

Copyright 2008 Mortgage Bankers Association, Washington, DC

Standard Inspection Form
Inspection Date	Time	Property City
Loan Number		Property State/Country	/
Property Name		Overall Property Rating

Rent Roll

Rent Roll Attached ___________
Rent Roll Summary Attached ___________
Single Tenant Property ___________	Lease expires: _____________
Hospitality Property ____________	YTD ADR: ____________	RevPAR: __________	ADO: ________
Insert Rent Rolls in the space below using Excel commands or via Copy and Paste

Copyright 2008 Mortgage Bankers Association, Washington, DC

Standard Inspection Form
Inspection Date	Time	Property City
Loan Number		Property State/Country	/
Property Name		Overall Property Rating

Maps

Regional Map

Neighborhood Map

Copyright 2008 Mortgage Bankers Association, Washington, DC

Comprehensive Assessment Addendum
Standard Inspection Form

Inspection Date	Time	Property City
Loan Number		Property State/Country	/
Property Name		Overall Property Rating

Limitations of Field Assessment
Did you experience any of the following limitations to performing this field assessment: (Choose Yes/No)
Management unavailable for interview or management experience on the property is less than six months _________
Occupied units were unavailable for assessment, or the total number of units available (occupied or unoccupied) was insufficient __________
Significant portions of the common areas, amenities or basements, etc. were unavailable for assessment _________
Snow was covering most exterior areas (parking lots, roofs, landscape areas) _________
Other ________
None ________
Comment: ________

Comprehensive Property Assessment Ratings

1. Life Safety (Choose the one that applies from the drop down menu):

Comment:
2. Deferred Maintenance (Choose the one that applies from the drop down menu):

Comment:
3. Routine Maintenance (Choose the one that applies from the drop down menu):

Comment:
4. Capital Needs (Choose the one that applies from the drop down menu):

Comment:
5. Level/Volume of issues noted and appropriate follow-up recommendations (Choose the one that applies from the drop down menu):

Comment:

Overall Rating and Additional Comments

Overall Rating Scale: ☐
1 = No substantial concerns observed. No further action required.
2 = Some minor issues noted. Limited follow-up required.
3 = Substantial and/or critical issues noted. Documented follow-up required.
4 = Overall condition showing signs of deterioration. Documented follow-up with possible action plan required.
5 = Severe deferred maintenance observed. Follow-up and substantial action plan required.

Comment:

Inspector Information
Seller/Servicer Certification	Date: __________________

First Name:
Last name:
Title:
Phone Number:

Copyright 2008 Mortgage Bankers Association, Washington, DC

Comprehensive Assessment Addendum

Inspection Date	Time	Property City
Loan Number		Property State/Country	/
Property Name		Overall Property Rating

Email Address:

Copyright 2008 Mortgage Bankers Association, Washington, DC

EXHIBIT "C"

(Quarterly Reports)

Transaction/Securitization Name             _________
Subservicer:             _________
Quarter Ending:             _________                    UCC MONITORING REPORT

Servicer Loan #	MLS Loan #	Borrower Name	State of Incorporation or State Residence	Property Name	Filing Type	Filing Location	Original Filing Number	Original Filing Date	Expiration Date	Tax Type	Trust Is Named Beneficiary (Y/N)

Note: Please include one line per UCC filing.

The undersigned hereby certifies that it has inspected actual UCC-1 filings or has otherwise verified filing of all UCC-1 documents and further certifies that there has been no lapse in lien position on the collateral secured by said UCC-1 filings for all loans subserviced on behalf of Midland Loan Services, Inc., and held by _______________.

Certified By:	____________________________
Date Printed:	____________________________
Title:	____________________________

Please forward to Midland Loan Services copies of all filings and attachments.
If copies cannot be supplied, Midland will need the following information.

Exact Name and Address of current beneficiary (if not assigned to the Trust)
Complete Address of the Borrower
Copies of collateral description and legal description

Transaction/Securitization Name          _______________________
Subservicer:                                              _______________________
Quarter Ending:                                        _______________________              TAX MONITORING REPORT

Servicer Loan #	MLS Loan #	Borrower Name	Property Name	Property Address	Property City	Property State	Property Zip Code	Parcel No.	Tax Authority Name	Tax Type	Next Tax Due Date	Escrowed (Y/N)

Note: Please include one line per tax parcel.

The undersigned hereby certifies that it has inspected actual tax receipts or has otherwise verified full payment of all real estate taxes for the year ______________________________ and prior years on properties covered by all mortgage loans subserviced by it on behalf of Midland Loan Services, Inc., and held by ______________________________ excepting only the loans hereinafter listed;
the undersigned further certifies that no unredeemed sales certificates or other tax liens are outstanding against any of the aforesaid properties other than as slated below.

Loan Number                                                Mortgagor                                                                                 Explanation

Certified By:	____________________________
Date Printed:	____________________________
Title:	____________________________

Transaction/Securitization Name          _______________________
Subservicer:                                              _______________________
Quarter Ending:                                        _______________________                        INSURANCE MONITORING REPORT

Servicer Loan #	MLS Loan #	Borrower Name	Property Name	Property Address	Effective Date	Expiration Date	Insurance Co.	Type of Coverage	Policy Number	Coverage Amount	Deductible	Escrowed (Y/N)	Loss Payee Endorsement Reflects Trust (Y/N)	Meets Qualified Ins. Ratings (Y/N)	Frequency of Disbursement

Note: Please include one line per Insurance coverage.

The undersigned hereby certifies that it holds in its custody a certificate or other appropriate proof of valid Insurance on the Individual properties which are securing mortgage loans held by the above referenced “transaction/securitization” which are subserviced by the undersigned on behalf of Midland Loan Services, Inc.
The hazard coverage provided by such policies complies with the requirements of the individual loan documents.  The properties are correctly identified in the policies, and all improvements thereon to be insured are included and properly described; that the name or names of the insured exactly conform to the names or names in which little is held; that a standard, non contributory clause in favor of ______________________________
is or endorsed on the policies.  The amount of coverage is not less than the amount required under the individual loan documents.

Certified By:	____________________________
Date Printed:	____________________________
Title:	____________________________

EXHIBIT "D"

(Remittance Reports)

Monthly Remittance Report

10/22/2008

EXHIBIT "E"

Form of Annual Compliance Statement

EXHIBIT E

FORM OF ANNUAL COMPLIANCE STATEMENT

CERTIFICATION

J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5
Commercial Mortgage Pass-Through Certificates
Series 2011-C5

I, [identifying the certifying individual], on behalf of KeyCorp Real Estate Capital Markets, Inc. (the “Certifying Servicer”), certify to Midland Loan Services, a Division of PNC Bank, National Association and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.
I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer’s activities during the preceding calendar year or portion thereof and the Certifying Servicer’s performance under the Subservicing Agreement; and

2.
To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Subservicing Agreement in all material respects throughout such year or portion thereof. [To my knowledge, the Certifying Servicer has failed to fulfill the following obligations under the Subservicing Agreement: [SPECIFY EACH SUCH FAILURE AND THE NATURE AND STATUS THEREOF]].

Date:  _____________________________________________

KEYCORP REAL ESTATE CAPITAL MARKETS, INC.

By: _______________________________________________
Name: Title:

EXHIBIT "F"

Form of Report on Assessment of Compliance with Servicing Criteria

EXHIBIT F

FORM OF REPORT ON ASSESSMENT OF
COMPLIANCE WITH SERVICING CRITERIA

1.
KeyCorp Real Estate Capital Markets, Inc. (the “Reporting Servicer”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 20[__] (the “Reporting Period”), as set forth in Exhibit AA to the Pooling and Servicing Agreement. The transactions covered by this report include asset-backed securities transactions for which the Reporting Servicer acted as a subservicer involving commercial mortgage loans [other than _______________1] (the “Platform”);

2.
The Reporting Servicer has engaged certain vendors, which are not servicers as defined in Item 1101(j) of Regulation AB (the “Vendors”) to perform specific, limited or scripted activities, and the Reporting Servicer elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors’ activities as set forth on Schedule A;

3.
Except as set forth in paragraph 4 below, the Reporting Servicer used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4.
The criteria listed in the column titled “Inapplicable Servicing Criteria” on Schedule A hereto are inapplicable to the Reporting Servicer based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5.
The Reporting Servicer has complied, in all material respects, with the applicable servicing criteria as of December 31, 20[__]and for the Reporting Period with respect to the Platform taken as a whole [, except as described on Schedule B hereto];

6.
The Reporting Servicer has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 20[__] and for the Reporting Period with respect to the Platform taken as a whole [, except as described on Schedule B hereto];

7.
The Reporting Servicer has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 20[__] and for the Reporting Period with respect to the Platform taken as a whole [, except as described on Schedule B hereto]; and

8.
[_______________], a registered public accounting firm, has issued an attestation report on the Reporting Servicer’s assessment of compliance with the applicable servicing criteria for the Reporting Period.

1  Describe any permissible exclusions, including those permitted under telephone interpretation 17.04 (i.e., transactions registered prior to compliance with Regulation AB, transactions involving an offer and sale of asset-backed securities that were not required to be issued), if applicable.

[Date of Certification]

KEYCORP REAL ESTATE CAPITAL MARKETS, INC.

By:
Name
Title

EXHIBIT "G"

Performance Certification

EXHIBIT G

PERFORMANCE CERTIFICATION

I, [identity of certifying individual], hereby certify to the Master Servicer and its officers, directors and Affiliates (collectively, the “Certification Parties”) as follows, with the knowledge and intent that the Certification Parties will rely on this Certification in connection with an officer of the Master Servicer delivering a certification to the Depositor concerning the Master Servicer as required pursuant to the Pooling and Servicing Agreement in connection with the certification concerning the Trust to be signed by an officer of the Depositor and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002:

1.           I (or Servicing Officers under my supervision) have reviewed the servicing and other information required to be provided by the Subservicer in accordance with the Subservicing Agreement for inclusion in the annual report on Form 10-K for the period ended December 31, 20[__] (“Form 10-K”) and all information required to be provided by the Subservicer in accordance with the Subservicing Agreement for inclusion in all reports on Form 10-D and Form 8-K required to be filed in respect of the period covered by the Form 10-K of the Trust (collectively, with the Form 10-K, the “Reports”) (such information provided by the Subservicer, collectively, the “Subservicer Periodic Information”);

2.           Based on my knowledge, the Subservicer Periodic Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

3.           Based on my knowledge, all of servicing and other information required to be provided by the Subservicer under the Subservicing Agreement for inclusion in the Reports for the period covered by the Form 10-K is included in the Subservicer Periodic Information;

4.           I (or Servicing Officers under my supervision) am responsible for reviewing the activities performed by the Subservicer under the Subservicing Agreement and based on my knowledge and the compliance review conducted in preparing the Subservicer compliance statement required to be delivered under Article VIII of the Subservicing Agreement for inclusion in the Form 10-K under Item 1123 of Regulation AB, and except as disclosed in the Subservicer Periodic Information, the Subservicer has fulfilled its obligations under the Subservicing Agreement in all material respects;

5.           The accountants that are to deliver the annual attestation report on assessment of compliance with the Relevant Servicing Criteria in respect of the Subservicer with respect to the Trust’s fiscal year _______________ have been provided all information relating to the Subservicer’s assessment of compliance with the Relevant Servicing Criteria in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB; and

6.           All of the reports on assessment of compliance with servicing criteria for asset backed securities applicable to the Subservicer (the “Relevant Servicing Criteria”) and the related attestation reports on assessment of compliance with the Relevant Servicing Criteria required under the Subservicing Agreement to be delivered for inclusion in the Form 10-K in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18, have been delivered in accordance with the Subservicing Agreement. All material instances of noncompliance with the Relevant Servicing Criteria have been disclosed in such reports and such assessment of compliance is fairly stated in all material respects.

This Certification is being signed by me as an officer of the Subservicer responsible for reviewing the activities performed by the Subservicer under the Subservicing Agreement.

Date: _____________________________________________
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